Exhibit B-23(a)

               LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                  ENTERGY INTERNATIONAL LTD LLC

          This Limited Liability Company Agreement (this
"Agreement") of Entergy International Ltd LLC is entered into by Entergy Corporation, a Delaware corporation ("Entergy Corp."), as the sole member of the Company (as defined below) (including any substitute member of the Company, the "Member").

          The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

          1. Name, Member and Certificates. The name of the limited liability company formed hereby is Entergy International Ltd LLC (the "Company"). Except as provided in Section 18 of this Agreement, the sole member of the Company is Entergy Corporation. Entergy Corporation, as the sole member of the Company, shall own all of the limited liability company interests in the Company (the "Shares"). The Company is authorized to issue 1,000 Shares. The Company hereby issues 100 Shares to Entergy Corporation. The Member, on behalf of the Company, shall cause the Company to issue to Entergy Corporation a certificate representing the Shares owned by it. Such certificate (the "Entergy Corporation Certificate") shall be signed on behalf of the Company by the Chairman or Vice Chairman of the Board of Directors of Entergy Corporation (who is the sole member of the Company), if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of Entergy Corporation, certifying the number of Shares owned by Entergy Corporation in the Company. Any or all of the signatures on the certificate may be a facsimile. In case any officer of Entergy Corporation shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer at the date of issue.

          2. Governmental Certificates. Entergy Corporation, as an authorized person within the meaning of the Act, shall execute, deliver and file the Certificate of Formation with the Secretary of State of the State of Delaware. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.


          3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

          4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

               a. acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

               b. act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

               c.   take any and all actions necessary,
convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

               d.   operate, purchase, maintain, finance,
improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

               e.   borrow money and issue evidences of
indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

               f.   invest any funds of the Company pending
distribution or payment of the same pursuant to the provisions of this Agreement;

               g.   prepay in whole or in part, refinance,
recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

               h. enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

               i.   employ or otherwise engage employees,
managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

               j. enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and

               k. do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

          5. Principal Business Office. The principal business office of the Company shall be located at such location as may be determined by the Member.

          6. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The
Corporation Trust Company, 1209 Orange Street, Wilmington, New
Castle County, Delaware 19801.

          7. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          8. Member. The name and the mailing address of the Member are as follows:

                 Name                          Address

          Entergy Corporation           639 Loyola Avenue
                                        New Orleans, LA 70113

          9. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

          10. Capital Contributions. The Member is deemed admitted as a member of the Company upon its execution and delivery of this Agreement. The Member has contributed or will contribute all of the outstanding shares of Entergy Power Development International Corporation, a Delaware corporation ("EPDIC"), to the Company. Without the need for the consent of any person or entity, the Company, and each Officer and the Member on behalf of the Company, acting singly or jointly, are hereby authorized to cause the Company to own and dispose of all of the outstanding shares of EPDIC and to exercise all rights and to fulfill all duties associated with the ownership of such shares.

          11. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. The Member may make additional capital contributions to the Company in the sole discretion of the Member.

          12. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

          13. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

          14. Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company.

          15. Officers. The Member may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 15 may be revoked at any time by the Member.

          16. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

          17. Exculpation and Indemnification. No Member or Officer shall be liable to the Company, any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that a Member or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member's or Officer's willful misconduct. To the full extent permitted by applicable law, a Member or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or Officer by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that no Member or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this
Section 17 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

          18.  Assignments.

               (a) A Member may assign in whole or in part its Shares with the written consent of the Member. If a Member transfers all of its Shares pursuant to this Section 18, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

               (b) Notwithstanding anything in this Agreement or the Act to the contrary, including, without limitation, Section 18(a) of this Agreement, Entergy Corp., as the sole member of the Company, is hereby authorized, at such time as it determines in its sole discretion, to transfer (the "EPIC Transfer") all of its Shares in the Company to Entergy International Holdings Ltd LLC, a Delaware limited liability company ("EPIC LLC"). In connection the EPIC Transfer, without the need for any action or consent of any other person or entity, EPIC LLC shall be deemed admitted to the Company as a member of the Company immediately prior to Entergy Corp.'s ceasing to be a member of the Company in connection with the EPIC Transfer. In connection with the EPIC Transfer and at all times thereafter, EPIC LLC, as the sole member of the Company, is hereby authorized to and shall continue the business of the Company without dissolution. In connection with the EPIC Transfer, the Entergy Corporation Certificate shall be canceled and a new certificate shall be issued to EPIC LLC by the Company. Such certificate shall be signed on behalf of the Company by the Chairman or Vice Chairman of the Board of Directors of Entergy Corporation (who is the sole member of EPIC
LLC), if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of Entergy Corporation, certifying the number of Shares owned by EPIC LLC in the Company. Any or all of the signatures on the certificate may be a facsimile. In case any officer of Entergy Corporation shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer at the date of issue.

          19. Resignation. A Member may resign from the Company with the written consent of the Member. If a Member is permitted to resign pursuant to this Section 19, an additional member shall be admitted to the Company, subject to Section 20, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

          20. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

          21.  Dissolution.

               (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) the retirement, resignation or dissolution of the last remaining Member or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

               (b) Except to the extent set forth in Section 21(a) of this Agreement, the occurrence of any event that terminates the continued membership of a Member in the Company shall not cause the dissolution of the Company, and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

               (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

               (d) Except as set forth in this Section 21, the Company shall have perpetual existence.

          22. Merger. Without the need for the consent of any other person or entity, the Company is hereby authorized to merge with and into EPDIC, with the Company being the surviving entity (the "Merger"). Without the need for the consent of any other person or entity, the Company is hereby authorized to execute and deliver, and to consummate all of the transactions contemplated by, the Agreement and Plan of Merger, dated as of August 20, 1997 (the "Merger Agreement"), between EPDIC and the Company. Any Officer and the Member, acting singly or jointly, is hereby authorized (without the need for the consent of any person or entity), at such time in his or its sole discretion as he or it deems necessary or appropriate, to execute, acknowledge, verify, deliver, and record, for and in the name of the Company and, to the extent necessary or appropriate, the Member, any and all documents and instruments, including without limitation, the Merger Agreement, the Certificate of Merger relating to the Merger and those documents and instruments required or contemplated by applicable law that the Officers or the Member, or any one of them, deem necessary or appropriate to effectuate the Merger.

          After consummation of the Merger, the Company is hereby authorized to own, dispose or otherwise deal with all of the assets of EPDIC, including, without limitation, all of the shares of Entergy Power UK Holdings Limited, a private company limited by shares incorporated in England and Wales ("UK Corp").

          23. Formation of Delaware Limited Liability Companies. Without the need for the consent of any other person or entity, the Company, and each Officer and the Member on behalf of the Company, acting singly or jointly, is hereby authorized to cause the Company to form two Delaware limited liability companies to be known as Entergy International Investments No. 1 Ltd LLC, a Delaware limited liability company ("Sub 1"), and Entergy International Investments No. 2 Ltd LLC, a Delaware limited liability company ("Sub 2"). In connection with such formations, the Company, and each Officer and the Member on behalf of the Company, acting singly or jointly, are hereby authorized to cause the Company to execute, deliver and perform the Limited Liability Company Agreements of Sub 1 and Sub 2, respectively, as amended from time to time.

          24. Contribution of Interests to Delaware Limited Liability Companies. Without the need for the consent of any person or entity, the Company, and each Officer and the Member on behalf of the Company, acting singly or jointly, are hereby authorized to cause the Company (i) to contribute a ten percent (10%) shareholding in UK Corp to Sub 1, and (ii) to contribute a ninety percent (90%) shareholding in UK Corp to Sub 2 (collectively, the "Transfers"). Without the need for the consent of any person or entity, the Company, and each Officer and the Member on behalf of the Company, acting singly or jointly, are hereby authorized to cause the Company to execute, deliver, and perform any and all documents to give effect to the Transfers, including, without limitation, stock transfer forms in favor of Sub 1 and Sub 2.

          25. Borrowings and Contributions to Sub 1 and Sub 2. Without the need for the consent of any person or entity, the Company, and each Officer and the Member on behalf of the Company, acting singly or jointly, are hereby authorized to cause the Company to execute and deliver, and to consummate the transactions contemplated by, a Term Loan Facility arranged by ABN AMRO Bank and Union Bank of Switzerland, New York Branch (the "Bank Line"). Without the need for the consent of any person or entity, the Company, and each Officer and the Member on behalf of the Company, acting singly or jointly, are hereby authorized to cause the Company to draw down on the Bank Line and (i) to use such funds to make contributions to Sub 1 and/or Sub 2, in such amounts and at such times as any Officer or the Member, acting singly or jointly, may determine, and/or (ii) to retain such funds in and for the use of the Company.

          26. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

          27. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

          28. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware
(without regard to conflict of laws principles), all rights and remedies being governed by said laws.

          29. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

               IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 20th day of August, 1997.


                              ENTERGY CORPORATION, as member


                              By:________________________________
                                    Name:
                                    Title:

AGREED AND CONSENTED TO (to reflect
its acceptance of the assignment of all of the limited liability company interests in the Company from Entergy Corp. in connection with the EPIC
Transfers and its admission as a member of the Company at such time as Entergy Corp.
determines in its sole discretion in accordance with Section 18(b) of this Agreement):

ENTERGY INTERNATIONAL HOLDINGS LTD LLC

By: Entergy Corporation, as member

By:
   Name:
   Title:

                         AMENDMENT NO. 1

                    LIMITED LIABILITY COMPANY

                               OF

                  ENTERGY INTERNATIONAL LTD LLC

                    Effective August 20, 1997


     Entergy International Holding LTD LLC as sole member of
Entergy International LTD LLC hereby amends the Limited Liability
Agreement of Entergy International LTD LLC (this "Agreement").

     Section 13 is amended and restated is its entirety as follows:

     Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts as determined by any officer of the Company. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Amendment No. 1 as of the 12th day of March 1998.



                         ENTERGY INTERNATIONAL HOLDING LTD, LLC,
                            as Member


                         By: Entergy Corporation, as Member


                            /s/ Louis E. Buck
                         Name: Louis E. Buck
                         Title: Vice President